                                                                  Exhibit 10.16

                              PORT OF SKAGIT COUNTY

                                 LEASE AGREEMENT

         This is a lease made and entered into this 19th day of July, 1995, by and between the PORT OF SKAGIT COUNTY, a Washington municipal corporation, hereinafter referred to as "Lessor", and PACIFIC CIRCUITS, INC., a Washington corporation, hereinafter-referred to as "Lessee".

W I T N E S E T H:

In consideration of their mutual covenants, agreements and undertakings hereinafter contained, the parties hereto do mutually agree to that which is hereinafter set forth, upon and subject to the following terms, conditions, covenants and provisions:

         1. PROPERTY SUBJECT TO THIS-LEASE AGREEMENT: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the following described premises, situated in the Bayview Business & Industrial Park within unincorporated Skagit County, Washington:

         Lot No. 37 and a portion of Lot No. 36, containing approximately 333,293 square feet (7.65 acres), Port of Skagit County Binding Site Plan. Said property is more particularly described in Exhibit "A" and depicted on map attached as Exhibit "B", both of which are attached hereto and by this reference incorporated herein, and hereinafter called the "premises".

         The property referenced above is subject to restrictions, easements, and reservations of record. The Lessor reserves a non-exclusive easement over and across the property to provide ingress and egress to any and all such buildings and areas and other adjacent properties owned by Lessor. Lessor shall exercise said easement so as not to unreasonably interfere with Lessee's use of the property.

         2. CONDITION OF PROPERTY. During the initial term of this lease, Lessor will commit to Lessee 120,000 gallons per day of its waste discharge allotment with the City of Burlington. Except as previously stated, Lessee accepts the property in its present condition and is not relying upon any covenants, warranties or representations of Lessor as to its condition or usability, except Lessor's right to grant a lease of the property.

         3. TERM. The initial term of this lease shall be for thirty (30) years, beginning 19 day of July, 1995, hereinafter the "commencement date", through 19th day July, 2025, unless sooner terminated or further extended pursuant to any provision of this lease.

         Notwithstanding the above, Lessee shall have the right to terminate this lease for any reason within ninety (90) days from the commencement date. In order to make the termination effective, Lessee shall pay to Lessor, together with notice of termination, the sum of Twenty Thousand Dollars ($20,000.00); provided, however, in the event Lessee clears (including removal and disposal of all stumps and downed timber) and grades to finish grade the premises, then Lessee shall be deemed to have satisfied its obligation to pay said Twenty Thousand Dollars ($20,000.00) to Lessor.

         4. RENTAL. Lessee shall pay to Lessor as an initial rent for the premises the sum of One Thousand Four Hundred Thirty-Four Dollars and sixty three cents ($1,434.63) per month, plus leasehold tax, payable monthly in advance in U.S. currency. Rental payments will commence on October 1st, 1995.

         Lessee hereby acknowledges that late payment by Lessee to the Lessor of rent, or any other sums due hereunder will cause the Lessor to incur costs not otherwise contemplated by this Lease. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by the Lessor within ten
(10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay the Lessor a late charge equal to 5% of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs the Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by the Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent the Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable in this Lease or otherwise, whether or not collected, for three (3) installments of rent in any 12-month period, then rent shall automatically become due and payable quarterly in advance, rather than monthly notwithstanding the preceding section entitled "RENTAL" or any other provision of this Lease to the contrary. In addition to the late charges provided for in this section, interest shall accrue on rent, or any other sums due hereunder, at the rate of one percent (1%) per month from the date due until paid.


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         5.       OPTION TO EXTEND. Lessee is granted the right to extend this lease for two (2) consecutive ten (10) year option periods by giving written notice of said intention to Lessor not less than thirty (30) days prior to the expiration of the initial term or any extended term, conditioned upon the fact that all terms, covenants and conditions of the initial or extended term have been fully met and fulfilled. All terms and conditions of the initial term shall continue with the exception that the rental shall be adjusted as herein provided.

         6. PERIODIC RENTAL ADJUSTMENTS. Commencing on the third anniversary of the commencement date of this lease, and on each third anniversary thereafter during the initial term or an option period, rental shall be adjusted. The date of any such change in rental is called the "Change Date", as defined in paragraph 7 of this lease.

         7.       PROCEDURE TO DETERMINE ADJUSTED RENTAL.

         a. DEFINITIONS: The adjusted rental rate(s) shall be determined in accordance with the formula set forth below. In applying the formula, the following definitions apply:

                  i. "Bureau" means the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency.

                  ii. "Change Date" herein shall be the first day of the month following each 36 month period from the commencement date of this lease or any extension thereof as herein provided.

                  iii. "Price Index" means the U.S. City Average Consumer Price Index for all Urban Consumers issued from time to time by the Bureau, or any other measure hereafter employed by the Bureau in lieu of the price index that measures the cost of living nationally or if said Bureau should cease to issue such indices and any other agency of the United States should perform substantially the same function, then the indices issued by such other agency.

         b. FORMULA: The rental rate(s) being adjusted shall be multiplied by a multiplier equal to the change in the Price Index computed as follows: (Rental being adjusted) times (Price Index for the most recent month divided by the Price Index for the month of


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

                  the most recent Change Date in rental). The Price Index in effect at the commencement of this lease is 152.2 (1982-84 =
                  100) for the month of May, 1995.

         8. SECURITY FOR RENT. To secure the rent hereunder, Lessee agrees to furnish, in form and content satisfactory to Lessor, rental insurance, bond or other security to the Lessor in an amount equal to one (1) year's rental.

         9. HOLD HARMLESS PROVISIONS, LIABILITY AND INDEMNITY. The Lessor, its officers, employees and agents, shall not be liable for any injury (including death) or damage to any persons or to any property sustained or alleged to have been sustained by the Lessee or by others as a result of any condition (including existing or future defects in the premises), or occurrence whatsoever related in any way to the premises or related in any way to the Lessee's use of the premises or Lessee's performance under this lease, except to the extent such damage be caused by negligence of the Lessor. Lessee agrees to defend and hold and save the Lessor, its officers, employees and agents, harmless from any and all liability or expense (including expense of litigation) in connection with any such items of actual or alleged injury or damage, except to the extent such items of actual or alleged injury or damage are caused by the negligence of Lessor. In addition, the Lessee shall, at its own expense, maintain throughout the term of this lease, proper liability insurance with a reputable insurance company or companies satisfactory to the Lessor in the minimum of $500,000.00 single limit liability, including fire legal liability and a comprehensive general liability broadening endorsement (and hereafter in such increased amounts to be comparable and consistent with the going or standard coverage in the area for comparable business operations), to indemnify both the Lessor and Lessee against any such liability or expense. The Lessor shall be named as one of the insureds, and shall be furnished a copy of such policy or policies of insurance or certificate of such insurance coverage by the Lessor, or both, at the Lessor's election. Each certificate of insurance shall provide that the insurance policy or policies are not subject to cancellation without at least thirty (30) days advance written notice of such cancellation having been first given to the Lessor.

         10. BUSINESS PURPOSE AND TYPE OF ACTIVITY. It is understood and agreed that Lessee intends to erect structures and improvements upon the premises for production of electronic circuit boards, and to conduct such other


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activities incidental and related thereto. It is further understood that the above activities are the only types of activities to be conducted upon the premises. Failure to perform the above type of business or cessation of such business or carrying on of other activities without first obtaining a lease modification with Lessor's written approval of such other activities shall constitute a default by Lessee of this lease.

         11. CONSTRUCTION OF IMPROVEMENTS. Lessee will spend over nine million dollars ($9,000,000) for improvements and equipment to be situated on the premises. Said improvements and equipment will remain the property of Lessee during the term of the lease. Lessee will not commence construction of any improvements without prior written consent of Lessor. Lessee shall submit to Lessor all plans and specifications relating to such construction of improvements, in accordance with Lessor's Bayview Business and Industrial Park Development Standards. Lessee shall comply with all regulations of federal, county, and state governments in the construction of all improvements.

         12. DISPOSITION OF IMPROVEMENTS AT END OF LEASE. Lessee shall have the right to remove all buildings, equipment, personal property and trade fixtures which may have been placed upon the premises by Lessee during the period of this lease, provided that the same are removed by the conclusion of the lease and that the lease is in good standing. All improvements not removed from the premises by the conclusion of the lease shall become the property of the Lessor. If Lessee does not remove by the conclusion of this lease all equipment, personal property and trade fixtures which have been placed on the premises by Lessee and Lessor wants the same property removed, then Lessor after thirty (30) days written notice to Lessee, shall thereafter remove and store the same at Lessee's expense and Lessor shall recover any cost and expenses from the Lessee resulting from the removal. Following removal of said described property, the premises shall then be restored by Lessee to a condition requiring Lessor to only undertake normal excavation for construction of a new building, or to such other condition satisfactory to Lessor prior to termination of this lease.

         13. OFF STREET PARKING. Lessee agrees to provide space for the parking of vehicles in the number necessary to comply with zoning and development/land use plan requirements on property included within this lease; and not to use any public streets, rights of way or other properties not included in this lease for the parking of said vehicles.


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         14.      LESSEE WILL OBTAIN PERMITS. Lessee agrees to obtain and comply with all necessary permits for the operation and conduct of Lessee's business and construction of any leasehold improvements. If Lessee fails to obtain and comply with such permits, then Lessee accepts full responsibility for any and all costs incurred by the Lessor, including reasonable attorney's fees, occasioned by Lessee failing to obtain and/or comply with such permits. Lessee agrees to hold the Lessor harmless from any liability and to fully reimburse expenses of the Lessor for Lessee's failure to obtain and/or fully comply with any necessary permit.

         15. MAINTENANCE OF FACILITIES. Lessee shall be responsible for all maintenance and/or repair of the leased premises and all improvements thereon. The premises shall be maintained in such condition so as not to create a hazard nor be unsightly, and shall at all times conform to existing laws.

         16. UTILITIES. Lessee agrees to pay for all public utilities which shall be used in or charged against the premises, and to hold the Lessor harmless from such charges.

         17. ADVERTISING AND SIGNS. No signs or other advertising matter, symbols, canopies or awnings shall be installed, attached to or painted on the premises without the prior written approval of the Lessor's Executive Director.

         18. LIENS. Lessee shall keep the leased premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Lessee.

         Lessee may contest any lien of the nature set forth in the preceding sentence hereof or any tax, assessment, or other charge which Lessee shall pay under sections entitled "UTILITIES" and/or "TAXES", provided that Lessee notifies the Lessor, in writing, of its intention to do so within sixty (60) days of the filing of such lien or within thirty (30) days of receipt of notice of such tax, assessment, or other charge; and provided further that Lessee posts a bond or other security with the Lessor, prior to the contest, in an amount equal to the amount of the contested lien or tax, assessment, or other charge.

         Within sixty (60) days of the determination of the validity thereof, Lessee shall satisfy and discharge such lien or pay and discharge such tax, assessment, or other charge and all penalties, interest, and costs in connection therewith. Satisfaction and discharge of any such lien shall not be delayed until execution is had on any judgment rendered


Page 6 of 15
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thereon, nor shall the payment and discharge of any such tax, assessment, or other charge be delayed until sale is made of the whole or any part of Lessee's property on account thereof. Any such delay shall be a default of Lessee hereunder.

         In the event of any such contest, Lessee shall protect and indemnify the Lessor against all loss, expense, and damage resulting therefrom.

         19. TAXES. Lessee shall be liable for, and shall pay throughout the term of this lease, all license fees and excise taxes payable for, or on account of, the activities conducted on the premises and all taxes on the property of Lessee on the premises and any taxes on the premises and/or on the leasehold interest created by this lease and/or any taxes levied in lieu of a tax on said leasehold interest and/or any taxes levied on, or measured by, the rental payable hereunder, whether imposed on Lessee or on the Lessor. With respect to any such taxes payable by the Lessor which are on or measured by the rent payments hereunder, Lessee shall pay to the Lessor with each rent payment an amount equal to the tax on, or measured by, that particular payment. All other tax amounts for which the Lessor is or will be entitled to reimbursement from Lessee shall be payable by Lessee to the Lessor at least fifteen (15) days prior to the due dates of the respective tax amounts involved; provided, that Lessee shall be entitled to a minimum of ten (10) days written notice of the amounts payable by it.

         20. LAWS AND REGULATIONS. The Lessee agrees to conform to and abide by all lawful rules, codes, laws and regulations of the United States, the State of Washington, and any municipality or agency of any of said entities, including rules and regulations of Lessor, where applicable to the Lessee's use and operation of said premises, including the construction of any improvements thereon, and not to permit said premises to be used in violation of any said rules, codes, laws or regulations.

         21. ALTERATIONS. Lessee shall not make material alterations to the leased premises without first obtaining the written consent of the Lessor.

         22. COMMIT NO WASTE. Lessee agrees not to allow conditions of waste and refuse to exist on the premises and to keep the premises in a neat, clean, and orderly condition.

         23. COSTS AND ATTORNEYS' FEES. In the event it is necessary for either party herein to bring an action to enforce the terms, conditions or covenants of this lease, then


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

the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements.

         24. EQUAL OPPORTUNITY. Lessee agrees that in the conduct of activities on the premises it will be an equal opportunity employer in accordance with Title 6 of the 1964 Civil Rights Act.

         25. TERMINATION. Upon termination of this lease or any extension thereof, whether by expiration of the stated term or sooner termination thereon as herein provided, Lessee shall surrender to Lessor said premises peaceably and quietly and in the restored condition required under paragraph 12 herein.

         26. DEFAULT AND RE-ENTRY. Time is of the essence of this agreement. If (i) (a) any rent or other payment due from Lessee hereunder remains unpaid for more than thirty (30) days after the date it is due; (b) Lessee files a voluntary petition in bankruptcy or makes a general assignment to the benefit of, or a general arrangement with, creditors; (c) there is an involuntary bankruptcy filed against Lessee that has not been dismissed within thirty (30) days of filing; (d) Lessee becomes insolvent; or (e) a receiver, trustee, or liquidating officer is appointed for Lessee's business; or (ii) Lessee violates or breaches any of the other covenants, agreements, stipulations or conditions herein, and such violation of breach shall continue for a period of forty-five (45) days after written notice of such violation or breach is sent to Lessee, then Lessor may at its option, declare this lease forfeited and the term hereof ended, or without terminating this lease elect to re-enter and attempt to relet, in which event Lessee authorizes Lessor to relet the premises or any part thereof for such term or terms (which may be for a term, extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion deems advisable. Upon each such reletting, all rentals received by Lessor from such reletting shall be applied, first, to the payment of any amounts other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting and renovation, including brokerage fees and attorneys' fees; third, to the payment of rent due and unpaid hereunder, and the residue, if any shall be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder. If rental received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor, and Lessee covenants and agrees to pay Lessor for all other expenses resulting from its default, including, but not


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

limited to, brokerage commissions, attorneys fees and the reasonable cost of converting the premises for the benefit of the next Lessee. Delinquent rental and other payments shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid. In the event of any default hereunder and entry in, or taking possession of, the premises, Lessor shall have the right, but not the obligation, to remove from the premises all personal property located therein, and may store the same in any place selected by Lessor, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Lessee, after it has been stored for a period of thirty (30) days or more, with the proceeds of such sale to be applied to the cost of such sale and to the payment of charges for storage, and to the payment of any other sums of money which may then be due from Lessee to Lessor under any of the terms hereof.

         27. ASSIGNMENT AND SUBLEASE. Lessee shall not, by operation of law or otherwise, assign or sublease any portion of the premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, provided, as a condition to any assignment or sublease, Lessor may revise the rental to be consistent with its then current rental policy. The consent of Lessor to any assignment or sublease shall not in any manner be construed to relieve Lessee from obtaining Lessor's express written consent to any other or further assignment or sublease.

         28. LESSOR'S RIGHT TO ENTER PREMISES. Lessor and/or its authorized representatives shall have the right to enter the premises upon three days written notice for any of the following purposes:

         a. To determine whether or not the premises are in good condition or whether the Lessee is complying with its obligations under this lease;

         b. To do any necessary maintenance and to make any restoration to the premises that the Lessor has the right or obligation to perform;

         c. To post "For Rent" or "For Lease" signs during any period that the Lessee is in default; and

         d.       To repair, maintain or improve the premises;


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

and upon reasonable notice to do any other act or thing necessary for the immediate safety or preservation of the premises.

         Lessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of the Lessor's entry onto the premises as provided in this paragraph. Lessor shall conduct its activities on the premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to the Lessee.

         29. RIGHT OF QUIET ENJOYMENT. Lessor acknowledges that it has ownership of the premises heretofore described and that it has the legal authority to lease said premises unto Lessee. Lessor covenants that Lessee's right of occupancy shall not be disturbed during the term of this lease so long as the terms are complied with by Lessee and subject to the provisions of paragraph 28.

         30. TIME IS OF THE ESSENCE. It is mutually agreed and understood that time is of the essence of this lease and that a waiver of any default of Lessee shall not be construed as a waiver of any subsequent default, and that any notice required to be given under this lease may be given in accordance with that which is set forth in paragraph 34 of this lease.

         31. WAIVER OF SUBROGATION. Lessor hereby releases Lessee from any and all right, claim and demand that Lessor may hereafter have against Lessee, or Lessee's successors or assigns, arising out of or in connection with any loss or losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies, and does hereby waive all rights of subrogation in favor of insurance carriers against Lessee arising out of any losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies and sustained by Lessor in or around the premises. Lessee hereby releases Lessor from any and all right, claim and demand that Lessee may hereafter have against Lessor or Lessor's successors or assigns, arising out of or in connection with any loss or losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies, and does hereby waive all rights of subrogation in favor of insurance carriers against Lessor arising out of any losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies and sustained by Lessee in or around the premises. The waivers provided for in this


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paragraph shall be applicable and effective only in the event such waivers are obtained from the insurance carriers concerned.

         32. FEDERAL AVIATION ADMINISTRATION REQUIREMENTS.

             Lessee agrees:

               a. To prevent any operation on the leased premises which would produce electromagnetic radiations of a nature which would cause interference with any existing or future navigational aid or communication serving Skagit Regional Airport, or which would create any interfering or confusing light or in any way restrict visibility at the Airport.

               b. To prevent any use of the leased premises which would interfere with landing or taking off of aircraft at Skagit Regional Airport, or otherwise constitute an airport hazard.

         33. RETENTION OF AIRSPACE RIGHTS BY LESSOR. Lessor retains the public and private right of flight for the passage of aircraft in the airspace above the surface of the premises hereinbefore described, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or as hereinafter used, for navigation of or flight in said airspace and for use of said airspace for taking off from, landing on or operating at Skagit Regional Airport.

         34. NOTICE. All notices and payments hereunder may be delivered or mailed. If delivered by messenger, courier (including overnight air courier) or facsimile transmittal, they shall be deemed delivered when received at the street addresses or facsimile numbers listed below. All notices and payments mailed, whether sent by regular post or by certified or registered mail, shall be deemed to have been given on the third business day following the date of mailing, if properly mailed to the mailing addresses provided below, and shall be conclusive evidence of the date of mailing. The parties may designate new or additional addresses for mail or delivery by providing notice to the other party as provided in this section.


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

TO LESSOR:

Street Address:                        Mailing Address:

Port of Skagit County                  Port of Skagit County
Attention: Executive Director          Attention: Executive
1180 Airport Drive                                Director
Burlington, WA 98233                   P.O. Box 348
                                       Burlington, WA 98233

Phone No.: (360) 757-0011
FAX No.:   (360) 757-0014


TO LESSEE:

Street Address:                        Mailing Address:

Pacific Circuits, Inc.                 Pacific Circuits, Inc.
Attention:  Trey Coley,                Attention:  Trey Coley,
            President                              President
Pacific Circuits, Inc.                 Pacific Circuits, Inc.
17550 N.E. 67th Court                  17550 N.E. 67th Court
Redmond, WA 98052                      Redmond, WA 98052

Phone No.: (206) 883-7575
FAX No.:   (206) 882-1268

           and to

Don E. Dascenzo
Inslee, Best, Doezie & Ryder, P.S.
777 - l08th Avenue N.E., Suite 1900, P.0. Box C-90016
Bellevue, WA 98009-9016

Phone No.: (206) 455-1234
Fax No.:   (206) 635-7720


         35. LESSEE'S FIRE INSURANCE COVERAGE. Lessee shall at Lessee's expense maintain on all of Lessee's personal property and leasehold improvements and alterations on the premises, a policy of standard fire insurance, with extended coverage in the amount of their replacement value.

         36. BAYVIEW BUSINESS AND INDUSTRIAL PARK COVENANTS, ORDINANCES AND REGULATIONS. Lessee understands that the area leased is within the Lessor's Bayview Business and Industrial Park, situated in Industrial Development District No. 1. Lessor has or may promulgate and adopt ordinances, regulations and covenants for the orderly care, maintenance, development


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and control of all property within said district and all Lessee's use thereof.
Lessee agrees to comply with such covenants, ordinances and regulations in force as of the date of this lease and all other covenants, ordinances and regulations which may be promulgated by Lessor.

         37. VALIDATION. IN WITNESS WHEREOF, Lessor has caused this instrument to be signed by its President and Secretary, on the date and year first above written.

                             LESSOR:

                             PORT OF SKAGIT COUNTY

                             /s/ Brian J. Rolfson
                             ---------------------------------------------
                             Brian J. Rolfson, Commission President

                             /s/ Thomas F. Perkins
                             ---------------------------------------------
                             Thomas F. Perkins, Commission Secretary

LESSEE:

PACIFIC CIRCUITS, INC.

By:  /s/ Lewis O. Coley
   -----------------------------------------------
     Lewis O. Coley, III (Trey), Its President


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

STATE OF WASHINGTON        )
                           ) SS
COUNTY OF King             )

         On this 19th day of July, 1995, before me personally appeared Lewis
O. Coley, III (Trey) to me known to be the President of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                   /s/ ANITA K. WEBSTER
                            ----------------------------------------
                            (Signature)


                                       ANITA K. WEBSTER
                            ----------------------------------------
                            (Print Name)

                            NOTARY PUBLIC in and for the State of Washington Residing at Redmond/King
                            My appointment expires:  3-30-98


                                     [SEAL]


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

                                  EXHIBIT "A"

                                  [LETTERHEAD]


September 16, 1994                                                Job No. 94234

LEGAL DESCRIPTION FOR:  Port of Skagit County

Lot 37 of "Skagit Regional Airport Binding Site Plan" recorded in Book 7 of Short Plats, Pages 111 through 120, records of Skagit County, Washington, under Auditor's File No. 860825002.

TOGETHER WITH that portion of Lot 36 of said "Skagit Regional Airport Binding Site Plan" described as follows:

     Beginning at the Southeast corner of said Lot 36; thence North 1" 01' 59" East, along the East line of said Lot 36, a distance of 640,000 feet to the Northeast corner of said Lot 36; thence North 88" 58' 01" West, along the North line of said Lot 36, a distance of 63.59 feet; thence South 7" 47' 51" West 544.49 feet to a point on the South line of said Lot 36; thence South 88" 56' 01" East, along said South line of Lot 36, a distance of
     139.49 feet to the POINT OF BEGINNING.

SITUATE in the County of Skagit, State of Washington.

                                  EXHIBIT "B"

                                  [SITE PLAN]